UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005 (December 19, 2005)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     On December 19, 2005, the United States House of Representatives approved the conference report on The Deficit Reduction Act of 2005, which, among other actions, proposes beginning in 2007 to limit Medicare reimbursement for procedures performed at ambulatory surgery centers to those amounts provided by the Medicare OPD fee schedule. The conference report has not been considered by the United States Senate, and there can be no assurance that the conference report will be approved by the Senate or signed by the President in its current form.
     If approved by the Senate in its current form and signed into law, the conference report would negatively impact the reimbursement of after-cataract laser surgery procedures performed at the Company’s ophthalmology surgery centers. The Company’s ophthalmology surgery centers are currently reimbursed by Medicare at approximately $150 per procedure above the current Medicare OPD fee schedule amount. Based on the Company’s current Medicare volume of after-cataract laser surgery procedures, the Company’s current reimbursement rate for those procedures, and the current Medicare OPD fee schedule amount, the Company estimates that the reduced Medicare reimbursement would negatively impact the Company’s earnings per share in 2007 by approximately $0.02. The Company believes that the after-cataract laser surgery procedure is the only procedure performed in significant numbers in the Company’s surgery centers for which the current reimbursement rate exceeds the Medicare OPD fee schedule amount.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: December 20, 2005

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